Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,000,463
Unrealized Gain (Loss) on Market Value of Futures	(2,704,382)
Dividend Income	2,793
Interest Income	49,598
ETF Transaction Fees	1,050
Total Income (Loss)	$2,349,522

Expenses
General Partner Management Fees	$24,786
Professional Fees	15,447
Brokerage Commissions	4,335
Non-interested Directors' Fees and Expenses	391
Prepaid Insurance Expense	278
NYMEX License Fee	620
SEC & FINRA Registration Expense	3,945
Total Expenses	49,802
Expense Waiver	(18,820)
Net Expenses	$30,982
Net Income (Loss)	$2,318,540

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$48,047,932
Additions (50,000 Shares)	1,696,237
Withdrawals (100,000 Shares)	(3,342,050)
Net Income (Loss)	2,318,540

Net Asset Value End of Month	$48,720,659
Net Asset Value Per Share (1,450,000 Shares)	$33.60

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612